Exhibit 10.6

DELL TECHNOLOGIES INC.

AMENDED AND RESTATED CLASS C STOCKHOLDERS AGREEMENT

Dated as of December 25, 2018

i

Section 5.18.	Counterparts	31
Section 5.19.	Effectiveness	31

ANNEXES

ANNEX A	-	FORM OF JOINDER AGREEMENT

ANNEX B	-	FORM OF SPOUSAL CONSENT

ii

DELL TECHNOLOGIES INC.

CLASS C STOCKHOLDERS AGREEMENT

This AMENDED AND RESTATED CLASS C STOCKHOLDERS AGREEMENT is made as of December 25, 2018, by and among Dell Technologies Inc., a Delaware corporation (together with its successors and assigns, the “Company”), and each of the following (hereinafter severally referred to as a “Stockholder” and collectively referred to as the “Stockholders”):

(a)

Michael S. Dell (“MD”) and Susan Lieberman Dell Separate Property Trust (the “SLD Trust” and together with MD and their respective Permitted Transferees (as defined herein) that acquire Common Stock (as defined herein), the “MD Stockholders”);

(b)

Silver Lake Partners III, L.P., a Delaware limited partnership, Silver Lake Technology Investors III, L.P., a Delaware limited partnership, Silver Lake Partners IV, L.P., a Delaware limited partnership, Silver Lake Technology Investors IV, L.P., a Delaware limited partnership, and SLP Denali Co-Invest, L.P., a Delaware limited partnership (collectively, and together with their respective Permitted Transferees that acquire Common Stock, the “SLP Stockholders,” and together with the MD Stockholders, the “Sponsor Stockholders”); and

(c)	Venezio Investments Pte. Ltd., a Singapore corporation (the “Initial Class C Stockholder,” and together with its Permitted Transferees that acquire Common Stock, the “New Class C Stockholders”).

WHEREAS, certain of the parties hereto are party to that certain Class C Stockholders Agreement, dated as of September 7, 2016 (the “Original Agreement”);

WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of July 1, 2018 (as further amended, restated, supplemented or modified from time to time, the “Merger Agreement”), by and between the Company and Teton Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Merger Sub will be merged with and into the Company (the “Merger”), with the Company as the surviving corporation;

WHEREAS, in connection with the execution of the Merger Agreement, the Company, the MD Stockholders and the SLP Stockholders wish to make certain changes to the Original Agreement, effective upon the consummation of the Merger;

WHEREAS, pursuant to, and subject to the terms and conditions set forth in, Section 5.9 of that certain MSD Partners Stockholders Agreement, dated as of the date hereof, the Company, the MSD Partners Stockholders and the MSD Partners Co-Investors (as defined herein) agreed to terminate the rights and obligations of the MSD Partners Stockholders and the MSD Partners Co-Investors under the Original Agreement; and

WHEREAS, the undersigned parties desire to amend and restate the Original Agreement as set forth herein pursuant to Section 6.7 of the Original Agreement;

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree that the Original Agreement is, as of the effectiveness of this Agreement pursuant to Section 5.19, amended and restated in its entirety as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Additional Consideration” has the meaning ascribed to such term in Section 3.3(a).

“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person. The term “control” means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The terms “controlled” and “controlling” have meanings correlative to the foregoing. Notwithstanding the foregoing, for purposes of this Agreement, (i) the Company, its Subsidiaries and its other controlled Affiliates (including VMware and its subsidiaries) shall not be considered Affiliates of any of the Sponsor Stockholders or any of such party’s Affiliates (other than the Company, its Subsidiaries and its other controlled Affiliates), (ii) none of the MD Stockholders and the MSD Partners Stockholders, on the one hand, and/or the SLP Stockholders, on the other hand, shall be considered Affiliates of each other, and (iii) except with respect to Section 5.14, none of the Sponsor Stockholders shall be considered Affiliates of (x) any portfolio company in which any of the Sponsor Stockholders or any of their investment fund Affiliates have made a debt or equity investment (and vice versa) or (y) any limited partners, non-managing members or other similar direct or indirect investors in any of the Sponsor Stockholders or their affiliated investment funds.

“Agreement” means this Amended and Restated Class C Stockholders Agreement (including the schedules, annexes attached hereto) as the same may be amended, restated, supplemented or modified from time to time.

“Anticipated Closing Date” means the anticipated closing date of any proposed Qualified Sale Transaction, as determined in good faith by the Board on the Applicable Date.

“Applicable Date” means, with respect to any proposed Qualified Sale Transaction, the date that a definitive agreement is entered into with the applicable purchaser providing for such Qualified Sale Transaction.

“Applicable High Vote Stock” means (i) a class or series of Common Stock (as defined in the Company’s Fifth Amended and Restated Certificate of Incorporation) other than the Class A Common Stock or the Class B Common Stock, or (ii) a class or series of preferred stock into which the Class A Common Stock and/or Class B Common Stock has been or is entitled to be exchanged or converted, in each case of clause (i) and (ii), that is entitled to more votes per share than the Class C Common Stock in the election of directors and with respect to other matters on which holders of such voting securities of the Company are generally entitled to vote.

“beneficial ownership” and “beneficially own” and similar terms have the meaning set forth in Rule 13d-3 under the Exchange Act; provided, however, that (i) subject to Section 5.16, no party hereto shall be deemed to beneficially own any Securities held by any other party hereto solely by virtue of the provisions of this Agreement (other than this definition) or other similar agreement with the Company and/or its Subsidiaries, and (ii) with respect to any Securities held by a party hereto that are exercisable for, convertible into or exchangeable for shares of Common Stock upon delivery of consideration to the Company or any of its Subsidiaries, such shares of Common Stock shall not be deemed to be beneficially owned by such party unless, until and to the extent such Securities have been exercised, converted or exchanged and such consideration has been delivered by such party to the Company or such Subsidiary.

“Board” means the Board of Directors of the Company.

“Business Day” means a day, other than a Saturday, Sunday or other day on which banks located in New York, New York, Austin, Texas or San Francisco, California are authorized or required by law to close.

“Class A Common Stock” means the Class A Common Stock, par value $0.01 per share, of the Company.

“Class B Common Stock” means the Class B Common Stock, par value $0.01 per share, of the Company.

“Class C Common Stock” means the Class C Common Stock, par value $0.01 per share, of the Company.

“Class D Common Stock” means the Class D Common Stock, par value $0.01 per share, of the Company.

“Closing” has the meaning ascribed to such term in the Merger Agreement.

“Closing Class C Common Stock” means the shares of Class C Common Stock purchased by the Initial Class C Stockholder at the EMC Closing pursuant to the Subscription Agreement.

“Closing Date” has the meaning ascribed to such term in the Merger Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Common Stock” means the Class A Common Stock, the Class B Common Stock, the Class C Common Stock, the Class D Common Stock and any other series or class of common stock of the Company.

“Company” has the meaning ascribed to such term in the Preamble.

“Company Stock Option” means an option to subscribe for, purchase or otherwise acquire shares of Common Stock.

“Confidential Information” has the meaning ascribed to such term in Section 4.2.

“Debt Commitment Letter” means the Facilities Commitment Letter, dated October 12, 2015, among the Company, Denali Intermediate Inc., Dell Inc. and Credit Suisse AG, Credit Suisse Securities (USA) LLC, JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC, Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Bank PLC, Citigroup Global Markets Inc., Citibank, N.A., Citicorp USA, Inc., Citicorp North America, Inc., Goldman Sachs Bank USA, Goldman Sachs Lending Partners LLC, Deutsche Bank AG New York Branch, Deutsche Bank AG Cayman Islands Branch, Deutsche Bank Securities Inc., Royal Bank of Canada and RBC Capital Markets.

“Dell” means Dell Inc., a Delaware corporation and wholly-owned subsidiary of Intermediate.

“Disabling Event” means either the death, or the continuation of any disability, of MD. For this purpose, “disability” means any physical or mental disability or infirmity that prevents the performance of MD’s duties as a director or Chief Executive Officer of the Company for a period of one hundred eighty (180) consecutive days.

“Distributed Equity Securities” means any equity securities received by the New Class C Stockholders as a dividend or distribution on the Closing Class C Common Stock or in respect of any other Distributed Equity Securities, in each case excluding any equity securities that constitute Marketable Securities at the time of their receipt by the New Class C Stockholders.

“DTI Securities” means the Common Stock, any equity or debt securities exercisable or exchangeable for, or convertible into Common Stock, and any option, warrant or other right to acquire any Common Stock or such equity or debt securities of the Company.

“Electing Tag-Along Sellers” has the meaning ascribed to such term in Section 3.3(b).

“Electronic Transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

“Eligible Tag-Along Seller” means the New Class C Stockholders and any of their Permitted Transferees in any Tag-Along Sale.

“EMC” means EMC Corporation, a Massachusetts corporation and indirect wholly-owned subsidiary of the Company.

“EMC Closing” has the meaning ascribed to the term “Closing” in the Subscription Agreement.

“EMC Closing Date” means September 7, 2016.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

“Immediate Family Members” means, with respect to any natural person (i) such natural person’s spouse, children (whether natural or adopted as minors), grandchildren or more remote descendants and (ii) the lineal descendants of each of the persons described in the immediately preceding clause (i).

“Initial Class C Stockholder” has the meaning ascribed to such term in the Preamble.

“Initiating Tag-Along Seller” means the MD Stockholders.

“Joinder Agreement” means a joinder agreement substantially in the form of Annex A attached hereto.

“Marketable Securities” means securities that (i) are traded on the New York Stock Exchange and/or the Nasdaq Stock Market or any successor thereto, (ii) are, at the time of consummation of the applicable transfer, registered, pursuant to an effective registration statement and will remain registered until such time as such securities can be sold by the holder thereof pursuant to Rule 144 (or any successor provision) under the Securities Act, as such provision is amended from time to time, without any volume or manner of sale restrictions, (iii) are not subject to restrictions on transfer as a result of any applicable contractual provisions or by law (including the Securities Act) and (iv) the aggregate amount of which securities received by the New Class C Stockholders in any Tag-Along Sale or Qualified Sale Transaction do not constitute 10% or more of the issued and outstanding securities of such class on a pro forma basis after giving effect to such transaction. For the purpose of this definition, Marketable Securities are deemed to have been received on the trading day immediately prior to (x) the date that such cash and/or Marketable Securities are received by the New Class C Stockholders if not received in a Qualified Sale Transaction or (y) if received in a Qualified Sale Transaction, the Applicable Date.

“MD” has the meaning ascribed to such term in the Preamble.

“MD Charitable Entity” means the Michael & Susan Dell Foundation and any other private foundation or supporting organization (as defined in Section 509(a) of the Code) established and principally funded directly or indirectly by MD and/or his spouse.

“MD Fiduciary” means any trustee of an inter vivos or testamentary trust appointed by MD.

“MD Immediate Family Member” means, with respect to any MD Stockholder that is a natural person, (i) such natural person’s spouse, children (whether natural or adopted as minors), grandchildren or more remote descendants, siblings, spouse’s siblings and (ii) the lineal descendants of each of the persons described in the immediately preceding clause (i).

“MD Related Parties” means any or all of MD, the MD Stockholders, the MSD Partners Stockholders, any Permitted Transferee of the MD Stockholders or the MSD Partners Stockholders, any Affiliate or family member of any of the foregoing and/or any business, entity or person which any of the foregoing controls, is controlled by or is under common control with; provided, that neither the Company nor any of its Subsidiaries (including for this purpose VMware and its subsidiaries) shall be considered an “MD Related Party” regardless of the number of shares of Common Stock beneficially owned by the MD Stockholders.

“MD Stockholders” has the meaning ascribed to such term in the Preamble.

“MD Stockholders Agreement” means the MD Stockholders Agreement, dated as of the date hereof, by and among the Company, the MD Stockholders and certain other parties thereto, as the same may be amended from time to time.

“Merger” has the meaning ascribed to such term in the Recitals.

“Merger Agreement” has the meaning ascribed to such term in the Recitals.

“Merger Sub” has the meaning ascribed to such term in the Recitals.

“MSD Partners Co-Investor” has the meaning ascribed to such term in the MSD Partners Stockholders Agreement.

“MSD Partners Stockholders” has the meaning ascribed to such term in the MSD Partners Stockholders Agreement.

“MSD Partners Stockholders Agreement” means that certain MSD Partners Stockholders Agreement, dated as of December 25, 2018, among the Company, the MSD Partners Stockholders, the MSD Partners Co-Investors and the MD Stockholders (solely with respect to Section 4.4 therein).

“New Class C Stockholders” has the meaning ascribed to such term in the Preamble.

“Organizational Documents” means, with respect to any Person, the articles and/or memorandum of association, certificate of incorporation, certificate of organization, bylaws, partnership agreement, limited liability company agreement, operating agreement, certificate of formation, certificate of limited partnership and/or other organizational or governing documents of such Person.

“Original Agreement” has the meaning ascribed to such term in the Recitals.

“Original Closing” means the closing of the merger of Denali Acquiror Inc. and Dell pursuant to the Agreement and Plan of Merger, dated as of February 5, 2013 between the Company, Denali Intermediate Inc., Denali Acquiror Inc. and Dell, as amended by Amendment No. 1 on August 2, 2013 (as further amended, restated, supplemented or modified from time to time).

“Original Closing Date” means October 29, 2013.

“Participating Class C Stockholders” has the meaning ascribed to such term in Section 3.4(c).

“Participating Sellers” has the meaning ascribed to such term in Section 3.3(c).

“Permitted Transferee” means:

(i) In the case of the New Class C Stockholders: (i) Temasek Holdings (Private) Limited (“Temasek Holdings”) and (ii) Temasek Holdings’ direct and indirect wholly-owned Subsidiaries, the boards of directors or equivalent governing bodies of which comprise solely nominees or employees of (x) Temasek Holdings, (y) Temasek Pte. Ltd. (a wholly-owned Subsidiary of Temasek Holdings) and/or (z) wholly-owned direct and indirect Subsidiaries of Temasek Pte. Ltd. (other than portfolio companies).

(ii) In the case of the MD Stockholders:

(A) MD, SLD Trust or any MD Immediate Family Member;

(B) any MD Charitable Entity;

(C) one or more trusts whose current beneficiaries are and will remain for so long as such trust holds DTI Securities, any of (or any combination of) MD, one or more MD Immediate Family Members or MD Charitable Entities;

(D) any corporation, limited liability company, partnership or other entity wholly-owned by any one or more persons or entities described in clause (ii)(A), (ii)(B) or (ii)(C) of this definition of “Permitted Transferee”; or

(E) from and after MD’s death, any recipient under MD’s will, any revocable trust established by MD that becomes irrevocable upon MD’s death, or by the laws of descent and distribution.

(iii) In the case of the SLP Stockholders, (A) any of their respective controlled Affiliates (other than portfolio companies) or (B) an affiliated private equity fund of such SLP Stockholders that remains such an Affiliate or affiliated private equity fund of such SLP Stockholders (which, for the avoidance of doubt, shall include any special purpose entity formed as part of a “fund-to-fund” transfer of all or a portion of such SLP Stockholder’s investment in the Company, provide that all of the investors in such special purpose entity are, at the time of such transfer, partners or stockholders of such Stockholder and such special purpose entity is managed by such SLP Stockholder or one of its Affiliates).

For the avoidance of doubt, (x) each MD Stockholder will be a Permitted Transferee of each other MD Stockholder and (y) each SLP Stockholder will be a Permitted Transferee of each other SLP Stockholder.

“Person” means an individual, any general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity, or a government or any agency or political subdivision thereof.

“Priority Sell-Down” has the meaning ascribed to such term in the Registration Rights Agreement.

“Qualified Sale Transaction” means any Sale Transaction (i) pursuant to which more than 50% of the Common Stock and other debt securities exercisable or exchangeable for, or convertible into Common Stock, or any option, warrant or other right to acquire any Common Stock or such debt securities of the Company will be acquired by a Person that is not an MD Related Party, nor the Company or any Subsidiary of the Company, (ii) in respect of which each New Class C Stockholder has, subject to clause (3) below, the right to participate in such Sale Transaction on the same terms as the SLP Stockholders (including the same purchase price per share equivalent of Common Stock) and on the terms described in Section 3.3 of this Agreement, as applicable and (iii) unless otherwise agreed by prior written consent of the SLP Stockholders, in which the SLP Stockholders and the New Class C Stockholders will receive consideration for their DTI Securities that consists entirely of cash and/or Marketable Securities.

“Registration Rights Agreement” means the Second Amended and Restated Registration Rights Agreement, dated as of the date hereof, by and among the Company, the Sponsor Stockholders and the other signatories party thereto, as the same may be amended, restated, supplemented or modified from time to time.

“Representatives” means, with respect to any Person, such Person’s and its Affiliates’ respective directors, officers, employees, trustees, partners, members, stockholders, controlling persons, investment committee, financial advisors, attorneys, consultants, accountants, agents and other representatives.

“Sale Transaction” means (i) any merger, consolidation, business combination or amalgamation of the Company or any Specified Subsidiary with or into any Person, (ii) the sale of Common Stock and/or other DTI Securities that represent (A) a majority of the Common Stock on a fully-diluted basis and/or (B) a majority of the aggregate voting power of the Common Stock and/or (iii) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Company and its Subsidiaries’ assets (determined on a consolidated basis based on value) (including by means of merger, consolidation, other business combination, exclusive license, share exchange or other reorganization); provided, that in calculating the aggregate voting power of the Common Stock and/or other DTI Securities for the purpose of clause (ii) of this definition of “Sale Transaction,” the voting power attaching to any shares of Class A Common Stock and/or Class B Common Stock that will convert into Class C Common Stock in connection with such transaction shall be determined as if such conversion had already taken place; provided, further, that in each case, any transaction solely between and among the Company and/or its wholly-owned Subsidiaries shall not be considered a Sale Transaction hereunder.

“SEC” means the U. S. Securities and Exchange Commission or any successor agency.

“Securities” means any equity securities of the Company, including any Common Stock, debt securities exercisable or exchangeable for, or convertible into equity securities of the Company, or any option, warrant or other right to acquire any such equity securities or debt securities of the Company.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

“Shelf Registration Statement” means a registration statement of the Company filed with the SEC on Form S-3 or Form F-3, or on Form S-1 or Form F-1 (or any successor form), for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering the Common Stock.

“SLD Trust” has the meaning ascribed to such term in the Preamble.

“SLP” means Silver Lake Management Company III, L.L.C., Silver Lake Management Company IV, L.L.C. and their respective affiliated management companies and investment vehicles.

“SLP Stockholders” has the meaning ascribed to such term in the Preamble.

“Special Committee” has the meaning ascribed to such term in the Voting and Support Agreement.

“Specified Subsidiary” means any of (i) Denali Intermediate Inc., a Delaware corporation (“Intermediate”), (ii) Dell, (iii) EMC, (iv) Denali Finance Corp., a Delaware corporation (“Denali Finance”), (v) Dell International L.L.C., a Delaware limited liability company (“Dell International”) (until such time as the MD Stockholders and the SLP Stockholders otherwise agree), (vi) any successors and assigns of any of Intermediate, Dell, EMC, Denali Finance and Dell International (until such time as the MD Stockholders and the SLP Stockholders otherwise agree), (vii) any other borrowers under the senior secured indebtedness and/or issuer of the debt securities, in each case, incurred or issued to finance the Merger and the transactions contemplated thereby and by the related transactions entered into in connection therewith and (viii) each intermediate entity or Subsidiary between the Company and any of the foregoing.

“Sponsor Stockholders” has the meaning ascribed to such term in the Preamble.

“Spousal Consent” has the meaning ascribed to such term in Section 2.1(g).

“Stockholders” has the meaning ascribed to such term in the Preamble.

“Subscription Agreement” means that certain Common Stock Purchase Agreement, dated as of October 12, 2015, between the Company and the Initial Class C Stockholder.

“Subsidiary” means, with respect to any Person, any entity of which (i) a majority of the total voting power of shares of stock or equivalent ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other members of the applicable governing body thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if no such governing body exists at such entity, a majority of the total voting power of shares of stock or equivalent ownership interests of the entity is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing member or general partner of such limited liability company, partnership, association or other business entity. Notwithstanding the foregoing, VMware and its Subsidiaries shall not be considered Subsidiaries of the Company and its Subsidiaries for so long as VMware is not a direct or indirect wholly-owned subsidiary of the Company.

“Tag-Along Buyer” has the meaning ascribed to such term in Section 3.3(a).

“Tag-Along Demand” has the meaning ascribed to such term in Section 3.3(c).

“Tag-Along Participation Notice” has the meaning ascribed to such term in Section 3.3(b).

“Tag-Along Sale” has the meaning ascribed to such term in Section 3.3(a).

“Tag-Along Sale Notice” has the meaning ascribed to such term in Section 3.3(a).

“Tag-Along Sale Percentage” has the meaning ascribed to such term in Section 3.3(a).

“Tag-Along Sale Priority” has the meaning ascribed to such term in Section 3.3(c).

“Tag-Along Sale Proration” has the meaning ascribed to such term in Section 3.3(c).

“Tag-Along Sellers” has the meaning ascribed to such term in Section 3.3(b).

“Tag-Along Shares” has the meaning ascribed to such term in Section 3.3(a).

“Temasek Holdings” has the meaning ascribed to such term in the definition of “Permitted Transferee.”

“transfer” has the meaning ascribed to such term in Section 3.1(a).

“Underwritten Offering” means an underwritten public offering of Class C Common Stock that is registered under the Securities Act, including an underwritten public offering pursuant to a Shelf Registration Statement, but excluding, for the avoidance of doubt, the Merger.

“VMware” means VMware, Inc., a Delaware corporation, together with its successors by merger or consolidation.

“Voting and Support Agreement” means that certain Voting and Support Agreement, dated as of July 1, 2018, by and among the Company, the MD Stockholders, the MSD Partners Stockholders and the SLP Stockholders.

“wholly-owned subsidiary” means, with respect to any Person, any entity of which all of the shares of stock or equivalent ownership interests (other than, with respect to non-U.S. subsidiaries, only to the extent legally required, de minimis ownership thereof by residents, natural persons or non-Affiliates) are owned by such Person or by one or more wholly-owned subsidiaries of such Person.

Section 1.2. General Interpretive Principles. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole, and references herein to Articles or Sections refer to Articles or Sections of this Agreement. For purposes of this Agreement, the words “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.” The terms “dollars” and “$” shall mean United States dollars. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Furthermore, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application to the parties hereto and is expressly waived.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1. Representations and Warranties of the Stockholders. Each of the Stockholders hereby represents and warrants severally and not jointly to each of the other Stockholders and to the Company as of the date hereof (and in respect of Persons who become a party to this Agreement after the date hereof, such Stockholder hereby represents and warrants to each of the other Stockholders and the Company on the date of its execution of a Joinder Agreement) as follows:

(a) Such Stockholder, to the extent applicable, is duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation and has all requisite power and authority to conduct its business as it is now being conducted and is proposed to be conducted.

(b) Such Stockholder has the full power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action, corporate or otherwise, of such Stockholder. This Agreement has been duly executed and delivered by such Stockholder and constitutes its, his or her legal, valid and binding obligation, enforceable against it, him or her in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally.

(c) The execution and delivery by such Stockholder of this Agreement and the performance by such Stockholder of its, his or her obligations hereunder by such Stockholder does not and will not violate (i) in the case of Stockholders who are not individuals, any provision of its Organizational Documents, (ii) any provision of any material agreement to which it, he or she is a party or by which it, he or she is bound or (iii) any law, rule, regulation, judgment, order or decree to which it, he or she is subject.

(d) No notice, consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such Stockholder in connection with the execution, delivery or enforceability of this Agreement.

(e) Such Stockholder is not currently in violation of any law, rule, regulation, judgment, order or decree, which violation could reasonably be expected at any time to have a material adverse effect upon such Stockholder’s ability to enter into this Agreement or to perform its, his or her obligations hereunder.

(f) There is no pending legal action, suit or proceeding that would materially and adversely affect the ability of such Stockholder to enter into this Agreement or to perform its, his or her obligations hereunder.

(g) If such Stockholder is an individual and married, he or she has delivered to the other Stockholders and the Company a duly executed copy of a Spousal Consent in the form attached hereto as Annex B (a “Spousal Consent”).

Section 2.2. Acknowledgement by the Company. The Company hereby acknowledges that any references in the representations and warranties contained in Article II of the Subscription Agreement to the “transactions contemplated hereby” and “transactions contemplated by this Agreement” are deemed to encompass, among other transactions, the entrance into, execution of and performance by the Company of this Agreement.

ARTICLE III

TRANSFER RESTRICTIONS

Section 3.1. General Restrictions on Transfers.

(a) Generally.

(i) No New Class C Stockholder may directly or indirectly, sell, exchange, assign, pledge, hypothecate, mortgage, gift or otherwise transfer, dispose of or encumber, in each case, whether in its own right or by its representative and whether voluntary or involuntary or by operation of law (any of the foregoing, whether effected directly or indirectly (including by a direct or indirect transfer of equity, ownership or economic interests, or options, warrants or other contractual rights to acquire an equity, ownership or economic interest, in any New Class C Stockholder), shall be deemed included in the term “transfer” as used in this Agreement) any DTI Securities, or any legal, economic or beneficial interest in any DTI Securities; unless (i) such transfer is made on the books and records of the Company and is in compliance with the provisions of this ARTICLE III and any other agreement applicable to the transfer of such DTI Securities and (ii) the transferee (if other than (A) the Company or another Stockholder or (B) a transferee pursuant to an offer and sale registered under the Securities Act or, so long as the transferee is not an Affiliate or Permitted Transferee of a New Class C Stockholder, a transferee pursuant to Rule 144 under the Securities Act or, pursuant to a sale exempt from registration so long as the transferee is not an Affiliate or Permitted Transferee of a New Class C Stockholder and such transferee enters into a written agreement for the benefit of the Company confirming its agreement to comply with Section 3.1(c)) executes and delivers to the Company a Joinder Agreement in the form attached hereto as Annex A.

(ii) Any purported transfer of DTI Securities or any interest in any DTI Securities by any New Class C Stockholder that is not in compliance with this Agreement shall be null and void, and the Company shall refuse to recognize any such transfer for any purpose and shall not reflect in its register of stockholders or otherwise any change in record ownership of DTI Securities pursuant to any such transfer.

(b) Fees and Expenses. Except as otherwise provided herein or in any other applicable agreement between a New Class C Stockholder (or any of its Affiliates) and the Company, any New Class C Stockholder that proposes to transfer DTI Securities in accordance with the terms and conditions hereof shall be responsible for any fees and expenses (including any stamp, transfer, recording or similar taxes) incurred by the Company in connection with such transfer.

(c) Securities Law Acknowledgement. Each New Class C Stockholder acknowledges that none of the Common Stock (except the Company’s Class V Common Stock and any shares of Class C Common Stock registered (1) on Form S-8 prior to the Closing Date, (2) in connection with the Merger or (3) after the Closing Date) has been registered under the Securities Act and such unregistered shares may not be transferred, except as otherwise provided herein, pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from registration under the Securities Act. Each New Class C Stockholder agrees that it will not transfer any Common Stock at any time if such action would (i) constitute a violation of any securities laws of any applicable jurisdiction or a breach of the conditions to any exemption from registration of Common Stock under any such laws or a breach of any undertaking or agreement of such New Class C Stockholder entered into pursuant to such laws or in connection with obtaining an exemption thereunder, (ii) cause the Company to become subject to the registration requirements of the U.S. Investment Company Act of 1940, as amended from time to time, or (iii) be a nonexempt “prohibited transaction” under ERISA or Section 4975 of the Code or cause all or any portion of the assets of the Company to constitute “plan assets” for purposes of fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code. Each New Class C Stockholder agrees it shall not be entitled to any certificate for any or all of the Common Stock, unless the Board shall otherwise determine.

(d) Legend.

(i) Each certificate (or book-entry share) evidencing Common Stock held by a New Class C Stockholder shall, unless Section 3.1(d)(ii) or Section 3.1(d)(iii) applies, bear the following restrictive legend, either as an endorsement or on the face thereof:

THE SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS OF AN AMENDED AND RESTATED CLASS C STOCKHOLDERS AGREEMENT, DATED AS OF DECEMBER 25, 2018, AS IT MAY BE AMENDED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME, COPIES OF WHICH ARE ON FILE WITH THE ISSUER OF THIS CERTIFICATE. NO SUCH SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SUCH STOCKHOLDERS AGREEMENT HAVE BEEN COMPLIED WITH IN FULL.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND MAY NOT BE SOLD OR TRANSFERRED OTHER THAN IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (OR OTHER APPLICABLE LAW), OR AN EXEMPTION THEREFROM.

(ii) Each certificate (or book-entry share) evidencing Common Stock held by a New Class C Stockholder issued in a transaction registered under the Securities Act shall bear the following restrictive legend, either as an endorsement or on the face thereof:

THE SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS OF AN AMENDED AND RESTATED CLASS C STOCKHOLDERS AGREEMENT, DATED AS OF DECEMBER 25, 2018, AS IT MAY BE AMENDED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME, COPIES OF WHICH ARE ON FILE WITH THE ISSUER OF THIS CERTIFICATE. NO SUCH SALE, ASSIGNMENT, TRANSFER OR OTHER DISPOSITION SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SUCH STOCKHOLDERS AGREEMENT HAVE BEEN COMPLIED WITH IN FULL.

(iii) In the event that any or all of the paragraphs in the restrictive legends set forth in Section 3.1(d)(i) or Section 3.1(d)(ii) has ceased to be applicable, the Company shall provide any New Class C Stockholder, or their respective transferees, at his, her or its request, without any expense to such New Class C Stockholder (other than applicable transfer taxes and similar governmental charges, if any), with new certificates (or evidence of book-entry shares) for such DTI Securities of like tenor not bearing such paragraph(s) of the legend with respect to which the restriction has ceased and terminated (it being understood that the restriction referred to in Section 3.1(d)(ii) and in the first paragraph of the legend in Section 3.1(d)(i) shall cease and terminate only upon the termination of this ARTICLE III with respect to the New Class C Stockholder holding such DTI Securities).

(e) No Other Proxies or Voting Agreements. No New Class C Stockholder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to any DTI Securities or enter into any agreements or arrangements of either kind with any Person with respect to any DTI Securities, including agreements or arrangements with respect to the acquisition, disposition or voting (if applicable) of any DTI Securities, nor shall any New Class C Stockholder act, for any reason, as a member of a group or in concert with any other Persons in connection with the acquisition, disposition or voting (if applicable) of any DTI Securities.

(f) Acknowledgement. Each New Class C Stockholder acknowledges and agrees that the restrictions on transfer of DTI Securities or any interest in DTI Securities as set forth in this ARTICLE III may adversely affect the proceeds received by such New Class C Stockholder in any sale, transfer or liquidation of any such DTI Securities, and as a result of such restrictions on transfer, it may not be possible for such New Class C Stockholder to liquidate all or any part of such New Class C Stockholder’s interest in DTI Securities at the time of such New Class C Stockholder’s choosing. Each New Class C Stockholder further acknowledges and agrees that none of the Company and/or the Sponsor Stockholders shall have any liability to such New Class C Stockholder arising from, relating to or in connection with the restrictions on transfer of DTI Securities or any interest in DTI Securities as set forth in this ARTICLE III, except to the extent the Company or any Sponsor Stockholder fails to comply with its obligations to such New Class C Stockholder pursuant to this ARTICLE III.

Section 3.2. Permitted Transfers. Subject to compliance with any applicable provisions of the Organizational Documents of the Company, each New Class C Stockholder may transfer DTI Securities that are held by him, her or it to a Permitted Transferee of such New Class C Stockholder without complying with the provisions of this ARTICLE III, other than Section 3.1; provided, that (i) such Permitted Transferee shall have executed and delivered to the

Company a Joinder Agreement as contemplated in Section 3.1(a), or otherwise agreed with the Company, in a written instrument reasonably satisfactory to the Company, that he, she or it will immediately convey record and beneficial ownership of all such DTI Securities, and all rights and obligations hereunder to such New Class C Stockholder or another Permitted Transferee of such New Class C Stockholder if, and immediately prior to such time that, he, she or it ceases to be a Permitted Transferee of such New Class C Stockholder and (ii) in the case of a transfer of DTI Securities to a natural person, such natural person’s spouse executes and delivers to the Company a Joinder Agreement and a Spousal Consent as contemplated in Section 3.1(a).

Section 3.3. Tag-Along Rights.

(a) Subject to Section 3.3(h), (x) if any Initiating Tag-Along Seller proposes to transfer all or a portion of their DTI Securities to any Person (other than to a Permitted Transferee of such Initiating Tag-Along Seller) or (y) a Sale Transaction is entered into by the MD Stockholders that either is a Qualified Sale Transaction or has been approved by the SLP Stockholders (each of the transfers in the foregoing clauses (x) and (y), a “Tag-Along Sale”), then the Initiating Tag-Along Seller shall give, or direct the Company to give and the Company shall so promptly give, written notice (a “Tag-Along Sale Notice”) of such proposed transfer to all Eligible Tag-Along Sellers with respect to such Tag-Along Sale at least fifteen (15) days prior to each of the consummation of such proposed transfer and the delivery of a Tag-Along Sale Notice setting forth (i) the number and type of each class of DTI Securities proposed to be transferred, (ii) the consideration to be received for such DTI Securities by such Initiating Tag-Along Seller, including (in the case of any transfer by the MD Stockholders) any Additional Consideration received, (iii) the identity of the purchaser (the “Tag-Along Buyer”), (iv) a copy of all definitive documents relating to such Tag-Along Sale, including all documents that the Eligible Tag-Along Seller would be required to execute in order to participate in such Tag-Along Sale and all other agreements or documents referred to, or referenced, therein, (v) a detailed summary of all material terms and conditions of the proposed transfer, (vi) the fraction, expressed as a percentage, determined by dividing the number of DTI Securities to be purchased from the Initiating Tag-Along Seller and its Permitted Transferees by the total number of DTI Securities held by the Initiating Tag-Along Seller and its Permitted Transferees (the “Tag-Along Sale Percentage”) and (vii) an invitation to each Eligible Tag-Along Seller to irrevocably agree to include in the Tag-Along Sale up to a number of DTI Securities held by such Eligible Tag-Along Seller equal to the product of the total number of DTI Securities held by such Eligible Tag-Along Seller multiplied by the Tag-Along Sale Percentage, subject to adjustment pursuant to the Tag-Along Sale Priority and the Tag-Along Sale Proration as contemplated in Section 3.3(c) (such amount of DTI Securities with respect to each Eligible Tag-Along Seller, such Eligible Tag-Along Seller’s “Tag-Along Shares”). In the event that any MD Related Party directly or indirectly receives any compensation or other consideration or benefit arising out of or in connection with the applicable Tag-Along Sale (other than any bona fide cash and/or equity compensation (whether in the form of an initial equity grant or otherwise) for service as an executive officer of the acquiring or surviving company or any of their Subsidiaries or, with respect to MD Related Parties, any bona fide commercial arrangement that is not a “Related Party Transaction” (as defined in the MD Stockholders Agreement) because of the proviso of the definition thereof between an MD Related Party and the proposed Tag-Along Buyer or any of its Affiliates which commercial arrangement has been binding and in full force and effect (or, in the absence of a binding legal arrangement, to the extent a course of dealing has been in place) for at least twelve (12) months prior to the date that the Tag-Along Sale Notice is provided to the Eligible Tag-Along Seller) pursuant to any non-competition, non-solicitation, no-hire, or other arrangement separate from the transfer of the DTI Securities of the Company (“Additional Consideration”), the value of such Additional Consideration (as reasonably determined by the Board of the Company, subject to the consent of the SLP Stockholders not to be unreasonably withheld, conditioned or delayed) shall be deemed to have been part of the consideration paid or payable to the MD Stockholders in respect of their DTI Securities in such Tag-Along Sale and shall be reflected in the amount offered by the Tag-Along Buyer set forth in the applicable Tag-Along Sale Notice. In the event that more than one MD Stockholder or more than one SLP Stockholder, as the case may be, proposes to execute a Tag-Along Sale as an Initiating Tag-Along Seller, then all such transferring MD Stockholders and/or SLP Stockholders, as the case may be, shall be treated as the Initiating Tag-Along Seller, and the DTI Securities held and to be transferred by such MD Stockholders or SLP Stockholders, as the case may be, shall be aggregated as set forth in Section 5.16, including for purposes of calculating the applicable Tag-Along Sale Percentage; provided, that if the group of stockholders treated as the Initiating Tag-Along Seller pursuant to this sentence includes any SLP Stockholders, then the Tag-Along Sale Percentage applicable to the New Class C Stockholders shall be calculated as if the SLP Stockholders are the only stockholders treated as the Initiating Tag-Along Seller. Notwithstanding anything in this Section 3.3 to the contrary, but subject to Section 3.3(c), if the Initiating Tag-Along Seller is transferring Common Stock or vested in-the-money Company Stock Options in such Tag-Along Sale, each of the Eligible Tag-Along Sellers shall be entitled to transfer the same proportion of DTI Securities held by such Eligible Tag-Along Seller as the proportion of the Initiating Tag-Along Seller’s Common Stock and vested in-the-money Company Stock Options relative to the Initiating Tag-Along Seller’s total number of such DTI Securities that are being sold by the Initiating Tag-Along Seller in such Tag-Along Sale (with each vested in-the-money Company Stock Option counting as a share of Common Stock for purposes of the foregoing calculation).

(b) Upon delivery of a Tag-Along Sale Notice, each Eligible Tag-Along Seller may elect to include all or a portion of such Eligible Tag-Along Seller’s Tag-Along Shares in such Tag-Along Sale (Eligible Tag-Along Sellers who make such an election being an “Electing Tag-Along Seller” and, together with the Initiating Tag-Along Seller and all other Persons (other than any Affiliates of the Initiating Tag-Along Seller) who otherwise are transferring, or have exercised a contractual or other right to transfer, DTI Securities in connection with such Tag-Along Sale, the “Tag-Along Sellers”), at the same price per share equivalent of Common Stock and pursuant to the same terms and conditions as agreed to by the Initiating Tag-Along Seller and otherwise in accordance with this Section 3.3, by sending an irrevocable written notice (a “Tag-Along Participation Notice”) to the Initiating Tag-Along Seller within fifteen (15) days of the date the Tag-Along Sale Notice is received by such Eligible Tag-Along Seller, indicating such Electing Tag-Along Seller’s irrevocable election, subject to Section 3.3(d), to include its Tag-Along Shares in the Tag-Along Sale and setting forth the number of Eligible Tag-Along Seller’s Tag-Along Shares it elects to include. Following such fifteen (15) day period, each Electing Tag-Along Seller that has delivered a Tag-Along Participation Notice shall be entitled to sell to such proposed transferee on the same terms and conditions as and, concurrently with, the other Electing Tag-Along Sellers and the Initiating Tag-Along Seller, such Electing Tag-Along Seller’s Tag-Along Shares it elects to include, which terms and conditions have been set forth in the Tag-Along Sale Notice, subject to the Tag-Along

Sale Priority and the Tag-Along Sale Proration as contemplated in Section 3.3(c). Each Eligible Tag-Along Seller who does not deliver a Tag-Along Participation Notice within such fifteen (15) day period shall have waived and be deemed to have waived all of such Eligible Tag-Along Seller’s rights with respect to such Tag-Along Sale. For the avoidance of doubt, it is understood that in order to be entitled to exercise its right to include Tag-Along Shares in a Tag-Along Sale pursuant to this Section 3.3, each Electing Tag-Along Seller must agree to make the same representations and warranties, covenants, indemnities and agreements to the Tag-Along Buyer as made by the Initiating Tag-Along Seller and any Electing Tag-Along Seller in connection with the Tag-Along Sale (and shall be subject to the same escrow or other holdback arrangements as such Persons so long as such escrows or other holdbacks are proportionately based on the amount of consideration received for the sale of DTI Securities in such Tag-Along Sale transaction); provided, that:

(i) each Electing Tag-Along Seller shall be entitled to receive its pro rata portion (based on the relative amount (and taking into account the per share equivalent of Common Stock) of DTI Securities sold in such Tag-Along Sale transaction) of any deferred consideration or indemnification payments relating to such Tag-Along Sale (provided, however, that, with respect to any unexercised Company Stock Options proposed to be transferred in such Tag-Along Sale by any Tag-Along Seller, the per share consideration in respect thereof shall be reduced by the exercise price of such options or, if required pursuant to the terms of such options or such Tag-Along Sale, such Tag-Along Seller must exercise the relevant option and transfer the relevant shares of Common Stock (rather than the option) (in each case, net of any amounts required to be withheld by the Company in connection with such exercise));

(ii) the aggregate amount of liability of each Electing Tag-Along Seller shall not exceed the proceeds received by such Electing Tag-Along Seller in such Tag-Along Sale;

(iii) all indemnification obligations (other than with respect to the matters referenced in Section 3.3(b)(iv)) shall be on a several and not joint basis to the Tag-Along Sellers pro rata (based on the amount of consideration received by each Tag-Along Seller in the Tag-Along Sale transaction);

(iv) no Electing Tag-Along Seller shall be responsible for any indemnification obligations and/or liabilities (including through escrow or hold back arrangements) for (A) breaches or inaccuracies of representations and warranties made with respect to any other Tag-Along Seller’s (1) ownership of and title to DTI Securities, (2) organization and authority or (3) conflicts and consents and any other matter concerning such other Person and/or (B) breaches of any covenant specifically relating to any other Tag-Along Seller; and

(v) no Stockholders that have elected to be an Electing Tag-Along Seller shall be required in connection with such Tag-Along Sale transaction to agree to (A) any employee, customer or other non-solicitation, no-hire or other similar provision, (B) any non-competition or similar restrictive covenant and/or (C) any term that purports to bind any portfolio company or investment of any Electing Tag-Along Seller or any of their respective Affiliates.

(c) Notwithstanding anything in this Section 3.3 to the contrary, if the Initiating Tag-Along Seller (including, for the avoidance of doubt, any of their Permitted Transferees) seeks to transfer Common Stock representing a majority of the Common Stock beneficially owned by the MD Stockholders immediately following the Original Closing, then the number of Tag-Along Shares that an Eligible Tag-Along Seller may include in any Tag-Along Sale pursuant to this Section 3.3 shall be an amount equal to 100% of the equity securities in the Company, Dell and their respective Subsidiaries held by such Eligible Tag-Along Seller (such right, the “Tag-Along Sale Priority”). Further, in the event that Stockholders having the right to participate in a Tag-Along Sale (including the Initiating Tag-Along Seller, the “Participating Sellers”) have elected to include more DTI Securities in the aggregate than the Tag-Along Buyer is willing to purchase (the “Tag-Along Demand”), the number of DTI Securities permitted to be sold by the Participating Sellers shall be reduced such that each Tag-Along Seller is permitted to sell only its pro rata share of the Tag-Along Demand (in proportion to the number of DTI Securities held by each Participating Seller) (the “Tag-Along Sale Proration”); provided, that, in a Tag-Along Sale subject to Tag-Along Sale Priority rights, the number of DTI Securities to be sold by Participating Sellers with Tag-Along Sale Priority shall not be reduced.

(d) Notwithstanding the delivery of any Tag-Along Sale Notice, all determinations as to whether to complete any Tag-Along Sale and as to the timing, manner, price and, subject to Section 3.3(b)(i) through (v), other terms and conditions of any such Tag-Along Sale shall be at the sole discretion of the Initiating Tag-Along Seller, and none of the Initiating Tag-Along Seller, its Affiliates and their respective Representatives shall have any liability to any Electing Tag-Along Seller arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed Tag-Along Sale except to the extent such Initiating Tag-Along Seller failed to comply with the provisions of this Section 3.3; provided, that (i) if the Initiating Tag-Along Seller agrees to amend, restate, modify or supplement the terms and/or conditions of the Tag-Along Sale after such time that any Stockholder has elected to be an Electing Tag-Along Seller in accordance with the terms of this Section 3.3, the Initiating Tag-Along Seller shall promptly notify the Company and each Electing Tag-Along Seller of such amendment, restatement, modification and/or supplement and (ii) each such Electing Tag-Along Seller shall have the right to withdraw its Tag-Along Participation Notice by delivering written notice of such withdrawal to the Initiating Tag-Along Seller within five (5) Business Days of the date of receipt of such notice from the Initiating Tag-Along Seller.

(e) Notwithstanding anything in this Section 3.3 to the contrary, this Section 3.3 shall not apply to (i) any transfers of DTI Securities to a Permitted Transferee of the transferring Stockholder and/or (ii) any transfer of Common Stock in a registered public offering (whether in a Demand Registration, Piggyback Registration, Marketed Underwritten Shelf Take-Down (each as defined in the Registration Rights Agreement) or otherwise), it being understood that participation rights in connection with transfers of Common Stock in a registered public offering (whether in a Demand Registration, Piggyback Registration, Marketed Underwritten Shelf Take-Down (each as defined in the Registration Rights Agreement) or otherwise) shall be governed by the terms of the Registration Rights Agreement.

(f) All reasonable and documented out-of-pocket costs and expenses incurred by the Company, its Subsidiaries and/or the Tag-Along Sellers in connection with such Tag-Along Sale shall be allocated and borne on a pro rata basis by each Tag-Along Seller in accordance with the amount of consideration otherwise received by each Tag-Along Seller in such Tag-Along Sale. For the avoidance of doubt, it is understood that this Section 3.3(f) shall not prevent any Tag-Along Sale to be structured in a manner such that some or all of the such costs and expenses result in a pro rata reduction in the consideration received by the Tag-Along Sellers in such Tag-Along Sale.

(g) Notwithstanding anything herein to the contrary, if the Initiating Tag-Along Seller has not completed the proposed Tag-Along Sale within one hundred twenty (120) days following delivery of the Tag-Along Sale Notice in accordance with this Section 3.3, the Initiating Tag-Along Seller may not then effect such proposed Tag-Along Sale without again complying with the provisions of this Section 3.3; provided, that if such proposed Tag-Along Sale is subject to, and conditioned on, one or more prior regulatory approvals, then such one hundred twenty (120) day period shall be extended solely to the extent necessary until no later than the expiration of ten (10) days after all such approvals shall have been received.

(h) The “tag-along” rights described in this Section 3.3 shall survive the Merger (and shall be exercisable by any Stockholder) in respect of a single or series of related transfers of DTI Securities by the MD Stockholders equal to 10% or more of the then outstanding Common Stock to the same Person or “group” (within the meaning of Section 13(d) of the Exchange Act) (other than a Permitted Transferee of the MD Stockholders) and shall automatically terminate upon the earlier of (i) the 18-month anniversary of the Closing Date and (ii) such time following the Closing that the MD Stockholders no longer beneficially own Common Stock representing a majority of the Common Stock beneficially owned by the MD Stockholders immediately following the Original Closing Date; provided, that in addition to any other applicable provisions in this Section 3.3 (including the Tag-Along Sale Priority and the Tag-Along Sale Proration), such transfer of DTI Securities shall also be subject to the Priority Sell-Down pursuant to the Registration Rights Agreement; provided, further, that any registered offering of DTI Securities shall be governed by the terms of the Registration Rights Agreement.

(i) Notwithstanding the foregoing, (1) it is understood that a transfer of limited partnership interests, limited liability company interests or similar interests in any of the Sponsor Stockholders, any other private equity fund or any parent entity with respect to any such Sponsor Stockholder or private equity fund shall not constitute a transfer for purposes of this Agreement so long as there is no change of control of such entity, and (2) any conversion of Class A Common Stock, Class B Common Stock or Class D Common Stock to Class C Common Stock as contemplated by the Company’s Fifth Amended and Restated Certificate of Incorporation shall not be deemed a “transfer” hereunder.

Section 3.4. Black-Out Periods.

(a) Each New Class C Stockholder agrees not to (1) offer for sale, sell, pledge, hypothecate, transfer, make any short sale of, loan, grant any option or right to purchase of or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any DTI Securities (including DTI Securities that may be deemed to be beneficially owned by the Participating Class C Stockholder in accordance with the rules and regulations of the SEC) or securities convertible into or exercisable or exchangeable for DTI Securities, (2) enter into any swap, hedging arrangement or other derivatives transaction with respect to any DTI Securities (including DTI Securities that may be deemed to be beneficially owned by the Participating Class C Stockholder in accordance with the rules and regulations of the SEC) or securities convertible into or exercisable or exchangeable for DTI Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of DTI Securities, in cash or otherwise or (3) publicly disclose the intention to do any of the foregoing, in the case of each of the foregoing clauses (1) through (3), during the period beginning on the Closing Date and ending one hundred eighty (180) days thereafter; provided that each New Class C Stockholder may transfer DTI Securities to a Permitted Transferee thereof so long as any such Permitted Transferee, that is not a party to this Agreement executes and delivers to the Company a Joinder Agreement pursuant to which such Person agrees to be bound by and comply with the provisions of, this Agreement (including, for the avoidance of doubt, this Section 3.4). For the avoidance of doubt, any transfer of DTI Securities by the New Class C Stockholders permitted pursuant to the immediately foregoing proviso shall be subject to all other applicable provisions of this Agreement, including, without limitation, Section 3.1 and Section 3.2.

(b) Notwithstanding anything to the contrary in Section 3.4(a), if any Sponsor Stockholder or MSD Partners Stockholder is granted a discretionary release or waiver by the Company from the transfer restrictions applicable to such person pursuant to Section 2.14(a) of the Registration Rights Agreement prior to the 181st day following the Closing Date, then each New Class C Stockholder shall (without duplication of any lock-up release provisions applicable to such New Class C Stockholder in the Registration Rights Agreement or any other agreement) be entitled to transfer a number of DTI Securities equal to the product of (x) the maximum percentage (after applying the provisions of Section 5.16) of DTI Securities held by any Sponsor Stockholder or MSD Partners Stockholder being released from Section 2.14(a) of the Registration Rights Agreement pursuant to such discretionary release or waiver multiplied by (y) the total number of DTI Securities held by such New Class C Stockholder. In addition, a New Class C Stockholder may be released, in whole or in part, from the restrictions imposed by Section 3.4(a) with, and to the extent provided by, the written consent of the Company (which Company consent shall require approval by the Special Committee).

(c) In the event of an Underwritten Offering in which one or more New Class C Stockholders are participating (the “Participating Class C Stockholders”), each of the Participating Class C Stockholders agrees if requested by the Company or the managing underwriter or underwriters in such Underwritten Offering or if requested by the Company, not to (1) offer for sale, sell, pledge, hypothecate, transfer, make any short sale of, loan, grant any option or right to purchase of or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any DTI Securities (including DTI Securities that may be deemed to be beneficially owned by the Participating Class C Stockholder in accordance with the rules and regulations of the SEC) or securities convertible into or exercisable or exchangeable for DTI Securities, (2) enter into any swap, hedging arrangement or other derivatives transaction with respect to any DTI Securities (including DTI Securities that may be deemed to be beneficially owned by the Participating Class C Stockholder in accordance with the rules and regulations of the SEC) or securities convertible into or exercisable or exchangeable for DTI Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of DTI Securities, in cash or otherwise or (3) publicly disclose the intention to do any of the foregoing, in the case of each of the foregoing clauses (1) through (3), during the period beginning seven (7) days before such Underwritten Offering, and ending ninety (90) days thereafter. If requested by the managing underwriter or underwriters of any such Underwritten Offering, each Participating Class C Stockholder shall execute a customary agreement reflecting its agreement set forth in this Section 3.4(c).

ARTICLE IV

ADDITIONAL AGREEMENTS

Section 4.1. Further Assurances. From time to time, at the reasonable request of the MD Stockholders or the SLP Stockholders and without further consideration, each New Class C Stockholder shall execute and deliver such additional documents and take all such further action as may be necessary or appropriate to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

Section 4.2. Confidentiality.

(a) The terms of this Agreement, any information relating to any exercise of rights hereunder, any documents, notices or other communications provided pursuant to the terms of this Agreement, and/or any documents, statements, certificates, materials or information furnished, disseminated or otherwise made available, including any information concerning the Company, any of its direct or indirect Subsidiaries (which for purposes of this Section 4.2 shall include VMware and its subsidiaries) or Affiliates or any of its or their respective employees, directors or consultants, in connection therewith (“Confidential Information”), shall be confidential and no New Class C Stockholder shall disclose to any Person not a party to this Agreement any Confidential Information without the Company’s prior written consent, except (a) to such New Class C Stockholder’s Affiliates, directors, officers, employees, advisors, agents, accountants and attorneys, in each case so long as such Persons agree to keep such information confidential, and (b) to a Permitted Transferee pursuant to a transfer by such New Class C Stockholder in accordance with the Organizational Documents of the Company and ARTICLE III. Notwithstanding the foregoing, no New Class C Stockholder shall disclose to any third party, in whole or in part, any Confidential Information that any of such New Class C Stockholder’s Affiliates, directors, officers, employees, advisors, agents, accountants or attorneys received on a confidential basis from the Company or any other Person under or pursuant to this Agreement, including financial terms and financial and organizational information contained in any documents, statements, certificates, materials or information furnished, or to be furnished, by or on behalf of the Company or any other Person in connection with the purchase or ownership of any DTI Securities; provided, however, that the foregoing shall not be construed, now or in the future, to apply to any information obtained from sources other than the Company, any of its direct or indirect Subsidiaries or Affiliates or any of its or their employees, directors, consultants, agents or representatives (including attorneys, accountants, financial advisors, engineers and insurance brokers) or information that is or becomes in the public domain through no fault of such New Class C Stockholder or any of his, her or its Permitted Transferees, nor shall it be construed to prevent such New Class C Stockholder from making any disclosure of any information (A) if required to do so by any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any court or other governmental authority, in each case applicable to or binding upon such New Class C Stockholder, or (B) pursuant to subpoena.

(b) The Company acknowledges that the New Class C Stockholders’ review of the Confidential Information will inevitably enhance their knowledge and understanding of the Company’s and its Subsidiaries’ industries in a way that cannot be separated from the New Class C Stockholders’ or its Affiliates’ other knowledge and the Company agrees that, without limiting the New Class C Stockholders’ obligations under this Agreement, Section 4.2(a) shall not restrict the New Class C Stockholders’ and their respective Affiliates’ use of such overall knowledge and understanding of such industries, including in connection with the purchase, sale, consideration of and decisions related to other investments and serving on the boards of such investments.

Section 4.3. Cooperation with Reorganizations.

(a) Mergers, Reorganizations, Etc. In the event of any merger, amalgamation, statutory share exchange or other business combination or reorganization of the Company, on the one hand, with any of its Subsidiaries (including for this purpose VMware and its subsidiaries), on the other hand, the New Class C Stockholders shall, to the extent necessary, as determined by the approval of the MD Stockholders and the SLP Stockholders, execute a stockholders agreement with terms that are substantially equivalent (to the extent practicable) to, mutatis mutandis, such terms of this Agreement.

(b) Further Assurances. In connection with any proposed transaction contemplated by Section 4.3(a), each New Class C Stockholder shall take such actions as may be required and otherwise cooperate in good faith with the Company and the Sponsor Stockholders, including approving such reorganizations, mergers or other transactions and taking all actions requested by the Company or the MD Stockholders and the SLP Stockholders, acting jointly, and executing and delivering all agreements, instruments and documents as may be required in order to consummate any such proposed transaction contemplated by Section 4.3(a).

Section 4.4. Reporting.

(a) Financial Statements. At the written request of any New Class C Stockholder, the Company shall deliver, or cause to be delivered, to such New Class C Stockholder the financial statements and financial information and reports and budgets, as applicable, that are provided to lenders under the Term Facilities (as defined in the Debt Commitment Letter), when and to the extent the same are prepared for and provided to such lenders, but without regard to any provisions in such Term Facilities that require: (a) notice of defaults or events of default or other events under the Term Facilities, (b) delivery of officer’s certificates with respect to absence of defaults or the existence, occurrence or absence of other events or conditions specified under the Term Facilities, (c) consolidating footnotes or financial statements reflecting guarantor vs. non-guarantors or restricted vs. unrestricted subsidiaries or (d) limitations on choice of auditor or that auditor reports not contain “going concern” or other qualifications or exceptions or limitations to as to scope.

(b) Capitalization Table. If requested by any Stockholder, the Company shall deliver, or cause to be delivered with reasonable promptness a complete, correct and accurate capitalization table for the DTI Securities.

Section 4.5. Registration of Applicable High Vote Stock. The Company shall not cause the Class A Common Stock or Class B Common Stock or any Applicable High Vote Stock to be listed on a national securities exchange, or register an underwritten public offering of such stock, in each case as the primary publicly traded Security of the Company, without the prior consent of a majority in interest of the New Class C Stockholders that then hold shares of Common Stock; provided, however, that: (a) such restrictions will not apply if the New Class C Stockholders and their Permitted Transferees that then hold Common Stock or any other Securities convertible into Common Stock are given the opportunity to exchange or convert such shares of Common Stock or other Securities into the same class of high-vote exchange-listed stock prior to such listing, registration or offering; and (b) the provisions of this Section 4.5 will also apply to any successor to the Company by merger or consolidation (as long as the New Class C Stockholders continue to hold shares of such successor into which the shares of Common Stock or other Securities have been converted) with respect to the listing of any high vote stock into which the Class A Common Stock, Class B Common Stock or any Applicable High Vote Stock of the Company is converted in such merger or consolidation.

ARTICLE V

MISCELLANEOUS

Section 5.1. Entire Agreement. This Agreement (together with the applicable Subscription Agreement and the Registration Rights Agreement) constitutes the entire understanding and agreement between the parties with respect to the DTI Securities owned by the New Class C Stockholders and supersedes and replaces any prior understanding, agreement or statement of intent, in each case, written or oral, of any and every nature with respect thereto; provided that, for the avoidance of doubt, the Original Agreement shall continue to have full force and effect with respect to matters addressed therein for periods prior to the effectiveness of this Agreement. In the event of any inconsistency between this Agreement and any document executed or delivered to effect the purposes of this Agreement, including the Organizational Documents of any Person, this Agreement shall govern as among the parties hereto. Each of the parties hereto shall exercise all voting and other rights and powers available to it so as to give effect to the provisions of this Agreement and, if necessary, to procure (so far as it is able to do so) any required amendment to the Company’s and/or its Subsidiaries’ Organizational Documents, in order to cure any such inconsistency.

Section 5.2. Specific Performance. The parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that, in the event of breach by any party, damages would not be an adequate remedy and each of the other parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity. The parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

Section 5.3. Governing Law. This Agreement and all claims or causes of action (whether in tort, contract or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

Section 5.4. Submissions to Jurisdictions; WAIVER OF JURY TRIAL.

(a) Each of the parties hereto hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to this Agreement or any of the obligations arising under or relating to this Agreement shall be brought and determined exclusively in the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware), and each of the parties hereto hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware). Each party hereby further irrevocably waives any claim that the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware) lacks jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby brought in the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware), that any such court lacks jurisdiction over such party.

(b) Each party irrevocably consents to the service of process in any legal action or proceeding brought with respect to this Agreement or any of the obligations arising under or relating to this Agreement by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its address for notices as provided in Section 5.13 of this Agreement, such service to become effective ten (10) days after such mailing. Each party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other documents contemplated hereby, that service of process was in any way invalid or ineffective. Subject to Section 5.4(c), the foregoing shall not limit the rights of any party to serve process in any other manner permitted by applicable law. The foregoing consents to jurisdiction shall not constitute general consents to service of process in the State of Delaware for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective parties to this Agreement.

(c) Each of the parties hereto hereby waives any right it may have under the laws of any jurisdiction to commence by publication any legal action or proceeding with respect to this Agreement or any of the obligations under or relating to this Agreement. To the fullest extent permitted by applicable law, each of the parties hereto hereby irrevocably waives the objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding with respect to this Agreement or any of the obligations arising under or relating to this Agreement in the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware), and hereby further irrevocably waives and agrees not to plead or claim that the Court of Chancery in the State of Delaware (or, only if the Court of Chancery in the State of Delaware declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware) is not a convenient forum for any such suit, action or proceeding.

(d) The parties hereto agree that any judgment obtained by any party hereto or its successors or assigns in any action, suit or proceeding referred to above may, in the discretion of such party (or its successors or assigns), be enforced in any jurisdiction, to the extent permitted by applicable law.

(e) EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 5.4(e).

Section 5.5. Obligations. All obligations hereunder shall be satisfied in full without set-off, defense or counterclaim.

Section 5.6. Consents, Approvals and Actions.

(a) MD Stockholders. All actions required to be taken by, or approvals or consents of, the MD Stockholders under this Agreement shall be taken by consent or approval by, or agreement of, MD or his permitted assignee; provided, that upon the occurrence and during the continuation of a Disabling Event, such approval or consent shall be taken by consent or approval by, or agreement of, the holders of a majority of the DTI Securities held by the MD Stockholders, and in each case, such consent, approval or agreement shall constitute the necessary action, approval or consent by the MD Stockholders.

(b) SLP Stockholders. All actions required to be taken by, or approvals or consents of, the SLP Stockholders under this Agreement shall be taken by consent or approval by, or agreement of, the holders of a majority of the DTI Securities held by the SLP Stockholders, and in each case, such consent, approval or agreement shall constitute the necessary action, approval or consent by the SLP Stockholders.

(c) New Class C Stockholders. All actions required to be taken by, or approvals or consents of, the New Class C Stockholders under this Agreement shall be taken by consent or approval by, or agreement of, the holders of a majority of the DTI Securities held by the New Class C Stockholders, and such consent, approval or agreement shall constitute the necessary action, approval or consent by the New Class C Stockholders.

Section 5.7. Amendment; Waiver.

(a) Except as set forth below, any amendment or modification of any provision of this Agreement shall require the prior written approval of the Company; provided, that (i) if any such amendment or modification adversely affects the MD Stockholders, it shall require the prior written consent of the holders of a majority of the DTI Securities held by the MD Stockholders in the aggregate, (ii) if any such amendment or modification adversely affects the SLP Stockholders, it shall require the prior written consent of the holders of a majority of the DTI Securities held by the SLP Stockholders in the aggregate and (iii) if the express terms of any such amendment or modification disproportionately and adversely affect one or more New Class C Stockholders relative to the Sponsor Stockholders or any other New Class C Stockholder, it shall require the prior written consent of the holders of a majority of the DTI Securities held by such affected New Class C Stockholders in the aggregate. Notwithstanding the foregoing, (i) the foregoing proviso shall not apply with respect to in the case of New Class C Stockholders, amendments or modifications that do not apply to New Class C Stockholders, (ii) any addition of a transferee of DTI Securities or a recipient of DTI Securities as a party hereto pursuant to Section 3.1(a) shall not constitute an amendment or modification hereto and the applicable Joinder Agreement need be signed only by the Company and such transferee or recipient, and (iii) the Company shall promptly amend the books and records of the Company appropriately as and to the extent necessary to reflect the removal or addition of a New Class C Stockholder, any changes in the amount and/or type of DTI Securities beneficially owned by each New Class C Stockholder and/or the addition of a transferee of DTI Securities or a recipient of any DTI Securities, in each case, pursuant to and in accordance with the terms of this Agreement.

(b) Any failure by the Company or a Sponsor Stockholder at any time to enforce any of the provisions of this Agreement shall not be construed a waiver of such provision or any other provisions hereof. The waiver by the Company or a Sponsor Stockholder of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of the Company or a Sponsor Stockholder to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by the Company or a Sponsor Stockholder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Section 5.8. Assignment of Rights By New Class C Stockholders. No New Class C Stockholder may assign or transfer its rights under this Agreement except with the prior consent of the MD Stockholders and the SLP Stockholders; provided, that no such consent shall be required for any assignment or transfer of DTI Securities to a Permitted Transferee which complies with Section 3.2. Any purported assignment of rights or obligations under this Agreement in derogation of this Section 5.8 shall be null and void.

Section 5.9. Transfers to Permitted Transferees. Each MD Stockholder and SLP Stockholder agrees that it will not transfer any DTI Securities to any of its Permitted Transferees unless (i) such Permitted Transferee is already a party to this Agreement or (ii) at the time of such transfer such Permitted Transferee executes and delivers to the Company a Joinder Agreement in the form attached hereto as Annex A and becomes a party to this Agreement.

Section 5.10. Binding Effect. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties’ successors and permitted assigns.

Section 5.11. Third Party Beneficiaries. Except for Section 5.14 (which will be for the benefit of the Persons set forth therein, and any such Person will have the rights provided for therein), this Agreement does not create any rights, claims or benefits inuring to any Person that is not a party hereto, and it does not create or establish any third party beneficiary hereto.

Section 5.12. Termination. This Agreement shall terminate only (i) by written consent of the MD Stockholders (for so long as the MD Stockholders own DTI Securities), the SLP Stockholders (for so long as the SLP Stockholders own DTI Securities) and the holders of a majority of the DTI Securities held by all of the New Class C Stockholders or (ii) upon the dissolution or liquidation of the Company.

Section 5.13. Notices. Any and all notices, designations, offers, acceptances or other communications provided for herein shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile (with written confirmation of transmission), e-mail (with written confirmation of transmission) or nationally-recognized overnight courier, which shall be addressed:

(a) in the case of the Company, to its principal office to the attention of its General Counsel, with a copy (which shall not constitute actual or constructive notice) to:

Hogan Lovells US LLP

Columbia Square

555 Thirteenth Street, NW

Washington, DC 20004

Attention: Richard J. Parrino

     Kevin K. Greenslade

Facsimile: (202) 637-5910

Email: richard.parrino@hoganlovells.com

Email: kevin.greenslade@hoganlovells.com

(b) in the case of the Stockholders identified below, to the following respective addresses, e-mail addresses or facsimile numbers:

If to any of the SLP Stockholders, to:

c/o Silver Lake Partners

2775 Sand Hill Road

Suite 100

Menlo Park, CA 94025

Attention: Karen King

Facsimile: (650) 233-8125

E-mail: karen.king@silverlake.com

and

c/o Silver Lake Partners

9 West 57th Street

32nd Floor

New York, NY 10019

Attention: Andrew J. Schader

Facsimile: (212) 981-3535

E-mail: andy.schader@silverlake.com

with a copy (which shall not constitute actual or constructive notice) to:

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, CA 94304

Attention: Rich Capelouto

     Daniel N. Webb

Facsimile: (650) 251-5002

Email: rcapelouto@stblaw.com

Email: dwebb@stblaw.com

If to any of the MD Stockholders, to:

Michael S. Dell

c/o Dell Inc.

One Dell Way

Round Rock, TX 78682

Facsimile: (512) 283-1469

Email: michael@dell.com

with a copy (which shall not constitute actual or constructive notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention: Steven A. Rosenblum

     Michael J. Segal

     Andrew J. Nussbaum

     Gordon S. Moodie

Facsimile: (212) 403-2000

Email: sarosenblum@wlrk.com

Email: msegal@wlrk.com

Email: ajnussbaum@wlrk.com

Email: gsmoodie@wlrk.com

and

MSD Capital, L.P.

645 Fifth Avenue

21st Floor

New York, NY 10022-5910

Attention: Marc R. Lisker

     Marcello Liguori

Facsimile: (212) 303-1772

Email: mlisker@msdcapital.com

Email: mliguori@msdcapital.com

(c) If to any New Class C Stockholder, to the address, e-mail address or facsimile number appearing on the signature pages hereto and/or Joinder Agreement (if applicable) of such New Class C Stockholder.

Any and all notices, designations, offers, acceptances or other communications shall be conclusively deemed to have been given, delivered or received (i) in the case of personal delivery, on the day of actual delivery thereof, (ii) in the case of facsimile or e-mail, on the day of transmittal thereof if given during the normal business hours of the recipient, and on the Business Day during which such normal business hours next occur if not given during such hours on any day and (iii) in the case of dispatch by nationally-recognized overnight courier, on the next Business Day following the disposition with such nationally-recognized overnight courier. By notice complying with the foregoing provisions of this Section 5.13, each party shall have the right to change its mailing address, e-mail address or facsimile number for the notices and communications to such party. The Stockholders hereby consent to the delivery of any and all notices, designations, offers, acceptances or other communications provided for herein by Electronic Transmission addressed to the email address or facsimile number of such Stockholder as provided herein.

Section 5.14. No Third Party Liability. This Agreement may only be enforced against the named parties hereto. All claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the entities that are expressly identified as parties hereto; and no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, portfolio company in which any such party or any of its investment fund Affiliates have made a debt or equity investment (and vice versa), agent, attorney or representative of any party hereto (including any Person negotiating or executing this Agreement on behalf of a party hereto), unless party to this Agreement, shall have any liability or obligation with respect to this Agreement or with respect any claim or cause of action (whether in contract or tort) that may arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including a representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement).

Section 5.15. No Partnership. Nothing in this Agreement and no actions taken by the parties under this Agreement shall constitute a partnership, association or other co-operative entity between any of the parties or cause any party to be deemed the agent of any other party for any purpose.

Section 5.16. Aggregation; Beneficial Ownership. All DTI Securities held or acquired by any Sponsor Stockholder and its Affiliates and Permitted Transferees shall be aggregated together for the purpose of determining the availability of any rights under and application of any limitations under this Agreement, and each such Sponsor Stockholder and its Affiliates may apportion such rights as among themselves in any manner they deem appropriate. Without limiting the generality of the foregoing:

(a) for the purposes of calculating the beneficial ownership of the MD Stockholders, all of the MD Stockholders’ Common Stock, the MSD Partners Stockholders’ Common Stock, all of their respective Affiliates’ Common Stock and all of their respective Permitted Transferees’ Common Stock (including in each case Common Stock issuable upon exercise, delivery or vesting of incentive equity awards) shall be included as being owned by the MD Stockholders and as being outstanding; and

(b) for the purposes of calculating the beneficial ownership of any other Stockholder, all of such Stockholder’s Common Stock, all of its Affiliates’ Common Stock and all of its Permitted Transferees’ Common Stock shall be included as being owned by such Stockholder and as being outstanding.

Section 5.17. Severability. If any portion of this Agreement shall be declared void or unenforceable by any court or administrative body of competent jurisdiction, such portion shall be deemed severable from the remainder of this Agreement, which shall continue in all respects to be valid and enforceable.

Section 5.18. Counterparts. This Agreement may be executed in any number of counterparts (which delivery may be via facsimile transmission or e-mail if in .pdf format), each of which shall be deemed an original, but all of which together shall constitute a single instrument.

Section 5.19. Effectiveness. This Agreement shall become effective as of December 25, 2018 upon execution of this Agreement by the Company and each of the Sponsor Stockholders and the New Class C Stockholder. In the event that this Agreement does not become effective, the Original Agreement shall continue in full force and effect without amendment or restatement.

IN WITNESS WHEREOF, each of the undersigned has executed this Amended and Restated Class C Stockholders Agreement or caused this Amended and Restated Class C Stockholders Agreement to be signed by its officer thereunto duly authorized as of the date first written above.

COMPANY: DELL TECHNOLOGIES INC.

By:	/s/ Janet M. Bawcom
	Name:	Janet M. Bawcom
	Title:	Senior Vice President and Assistant Secretary

MD STOCKHOLDER:

/s/ Michael S. Dell
MICHAEL S. DELL

MD STOCKHOLDER:

SUSAN LIEBERMAN DELL SEPARATE PROPERTY TRUST

By:	/s/ Marc R. Lisker
	Name:	Marc R. Lisker
	Title:	President, Hexagon Trust Company

SLP STOCKHOLDERS: SILVER LAKE PARTNERS III, L.P.

By:	Silver Lake Technology Associates III, L.P., its general partner

By:	SLTA III (GP), L.L.C., its general partner

By:Silver Lake Group, L.L.C., its managing member

By:	/s/ Egon Durban
	Name:	Egon Durban
	Title:	Managing Director

SILVER LAKE PARTNERS IV, L.P.

By:	Silver Lake Technology Associates IV, L.P., its general partner

By:	SLTA IV (GP), L.L.C., its general partner

By:	Silver Lake Group, L.L.C., its managing member

By:	/s/ Egon Durban
	Name:	Egon Durban
	Title:	Managing Director

SILVER LAKE TECHNOLOGY INVESTORS III, L.P.

By:	Silver Lake Technology Associates III, L.P., its general partner

By:	SLTA III (GP), L.L.C., its general partner

By:	Silver Lake Group, L.L.C., its managing member

By:	/s/ Egon Durban
	Name:	Egon Durban
	Title:	Managing Director

SILVER LAKE TECHNOLOGY INVESTORS IV, L.P.

By:	Silver Lake Technology Associates IV, L.P., its general partner

By:	SLTA IV (GP), L.L.C., its general partner

By:	Silver Lake Group, L.L.C., its managing member

By:	/s/ Egon Durban
	Name:	Egon Durban
	Title:	Managing Director

SLP DENALI CO-INVEST, L.P. By: SLP Denali Co-Invest GP, L.L.C., its general partner

By:	Silver Lake Technology Associates III, L.P., its managing member

By:	SLTA III (GP), L.L.C., its general partner

By:	Silver Lake Group, L.L.C., its managing member

By:	/s/ Egon Durban
	Name:	Egon Durban
	Title:	Managing Director

NEW CLASS C STOCKHOLDER VENEZIO INVESTMENTS PTE. LTD.

By:	/s/ Rohit Sipahimalani
	Name:	Rohit Sipahimalani
	Title:	Authorized Signatory

If to any of the New Class C Stockholders, to:

Venezio Investments Pte. Ltd.

60B Orchard Road

#06-18 Tower 2

Singapore

Attention: Justin Dzau

Email: justindzau@temasek.com.sg

with a copy (which shall not constitute actual or constructive notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York NY 10006

Attention: Paul J. Shim

Facsimile: (212) 225-3999

Email: pshim@cgsh.com

Annex A

FORM OF JOINDER AGREEMENT

The undersigned is executing and delivering this Joinder Agreement pursuant to that certain Amended and Restated Class C Stockholders Agreement, dated as of December 25, 2018 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Class C Stockholders Agreement”) by and among Dell Technologies Inc., Michael S. Dell, Susan Lieberman Dell Separate Property Trust, Silver Lake Partners III, L.P., Silver Lake Technology Investors III, L.P., Silver Lake Partners IV, L.P., Silver Lake Technology Investors IV, L.P., SLP Denali Co-Invest, L.P., the New Class C Stockholders named therein and any other Persons who become a party thereto in accordance with the terms thereof. Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to such terms in the Class C Stockholders Agreement.

By executing and delivering this Joinder Agreement to the Class C Stockholders Agreement, the undersigned hereby adopts and approves the Class C Stockholders Agreement and agrees, effective commencing on the date hereof and as a condition to the undersigned’s becoming the transferee of DTI Securities, to become a party as a New Class C Stockholder to, and to be bound by and comply with the provisions of, the Class C Stockholders Agreement applicable to a New Class C Stockholder in the same manner as if the undersigned were an original signatory to the Class C Stockholders Agreement.

[The undersigned hereby represents and warrants that, pursuant to this Joinder Agreement and the Class C Stockholders Agreement, it is a Permitted Transferee of [•] and will be the lawful record owner of [•] shares of [Insert description of series / type of Security] of the Company as of the date hereof. The undersigned hereby covenants and agrees that it will take all such actions as required of a Permitted Transferee as set forth in the Class C Stockholders Agreement, including but not limited to conveying its record and beneficial ownership of any DTI Securities and all rights, title and obligations thereunder back to the initial transferor Stockholder or to another Permitted Transferee of the original transferor Stockholder, as the case may be, immediately prior to such time that the undersigned no longer meets the qualifications of a Permitted Transferee as set forth in the Class C Stockholders Agreement.]1

The undersigned acknowledges and agrees that Section 5.2 through Section 5.4 of the Class C Stockholders Agreement are incorporated herein by reference, mutatis mutandis.

[Remainder of page intentionally left blank]

[1]	[Note: To be included for transfers of DTI Securities to Permitted Transferees]

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the          day of                     ,             .

Signature

Print Name

Address:

Telephone:
Facsimile:
Email:

AGREED AND ACCEPTED

As of the          day of                    ,             .

DELL TECHNOLOGIES INC.

By:
Name:
Title:

Annex B

FORM OF

SPOUSAL CONSENT

In consideration of the execution of that certain Amended and Restated Class C Stockholders Agreement, dated as of December 25, 2018 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Class C Stockholders Agreement”) by and among Dell Technologies Inc., Michael S. Dell, Susan Lieberman Dell Separate Property Trust, Silver Lake Partners III, L.P., Silver Lake Technology Investors III, L.P., Silver Lake Partners IV, L.P., Silver Lake Technology Investors IV, L.P., SLP Denali Co-Invest, L.P., the New Class C Stockholders named therein and any other Persons who become a party thereto in accordance with the terms thereof, I,                                 , the spouse of                                     , who is a party to the Class C Stockholders Agreement, do hereby join with my spouse in executing the foregoing Class C Stockholders Agreement and do hereby agree to be bound by all of the terms and provisions thereof, in consideration of the issuance, acquisition or receipt of DTI Securities and all other interests I may have in the shares and securities subject thereto, whether the interest may be pursuant to community property laws or similar laws relating to marital property in effect in the state or province of my or our residence as of the date of signing this consent. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Class C Stockholders Agreement.

Dated as of                  ,

(Signature of Spouse)

(Print Name of Spouse)